Exhibit 10(b)

                       THIRD AMENDMENT TO LEASE AGREEMENT
                                  AND AGREEMENT


         THIS THIRD AMENDMENT TO LEASE AGREEMENT AND AGREEMENT (the "Third Amendment"), is entered into as of February 27, 2004, by and between GILLESPIE FIELD PARTNERS, LLC, a California limited liability company ("Landlord") and SPARKS EXHIBITS, LTD., a California corporation ("Tenant"), with reference to the following facts:

         A. Landlord and Tenant are all of the parties to that certain Lease Agreement dated as of June 29, 1998 (the "Lease"), wherein Landlord leased to Tenant certain real property located at 2025 Gillespie Way, El Cajon, California, having located thereon a single industrial building (the "Building") containing approximately 150,159 square feet of space (the "Original Premises").

         B. Subsequent to execution of the Lease, Tenant's business requirements changed and Tenant requested that Landlord assist Tenant in locating tenants to lease portions of the Original Premises. In accordance with Tenant's request, Landlord previously identified G.T.M. Wholesale Liquidators Inc. ("GTM") as a prospective tenant to lease a portion of the Original Premises comprising approximately 40,694 square feet (the "GTM Premises") and Landlord and Tenant previously entered into that certain First Amendment to Lease Agreement and Agreement dated as of October 31, 2003 (the "First Amendment"), whereby Landlord and Tenant agreed to mutually cooperate and undertake to pay for and perform certain obligations with respect to the GTM Premises. The First Amendment was followed by that certain Second Amendment to, and Partial Termination of, Lease Agreement, dated as of January 1, 2004 (the "Second Amendment"), whereby Landlord and Tenant partially terminated the Lease with respect to the GTM Premises and amended the Lease in other respects. Subsequent to the execution of the First Amendment and the Second Amendment, Landlord has identified Professional's Choice Sports Medicine Products, Inc. ("Professional's Choice") as a prospective tenant to lease a portion of the Original Premises comprising approximately 37,600 square feet (the "Professional's Choice Premises") and Professional's Choice is willing to lease the Professional's Choice Premises.

         C. Landlord and Professional's Choice have negotiated prospective lease terms for the Professional's Choice Premises, which lease terms are substantially as set forth in that certain Irrevocable Offer to Lease dated as of February __, 2004, in the form attached to this Third Amendment as Exhibit A (the "Offer"), having appended thereto that certain Lease Agreement dated as of December 11, 2003 (the "Professional's Choice Lease").

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         D. Landlord and Tenant desire to memorialize in writing the terms and conditions upon which Landlord and Tenant will mutually cooperate and undertake to pay for and construct certain tenant improvements which are required by the Professional's Choice Lease (the "Professional's Choice Tenant Improvements"), and upon occupancy by Professional's Choice of the Professional's Choice Premises and the satisfaction and/or fulfillment of the other terms and provisions of this Third Amendment, the Lease will be and become partially terminated with respect to the portion of the Original Premises constituting the Professional's Choice Premises.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and undertakings contained in this Third Amendment and the exchange of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Unless defined in this Third Amendment, or except as otherwise expressly provided in this Third Amendment, capitalized terms utilized in this Third Amendment shall have the meanings ascribed to such terms in the Lease, or the Professional's Choice Lease, as applicable.

         2. Acknowledgement. Tenant and Sparks Exhibits Corp., a Pennsylvania corporation ("Guarantor"), each hereby acknowledge receipt of the Offer and the Professional's Choice Lease.

         3. Tenant's Contribution; Undertakings Regarding Professional's Choice Tenant Improvements. The Professional's Choice Lease requires that Landlord install and construct the Professional's Choice Tenant Improvements. Tenant agrees to share the aggregate cost of the Professional's Choice Tenant Improvements, by paying to Landlord the sum of $100,000 ("Tenant's Contribution"), in accordance with the payment schedule set forth below in this
Section 3. Tenant shall have no responsibility, obligation or liability to pay to Landlord any sum in excess of Tenant's Contribution on account of the Professional's Choice Tenant Improvements and concomitantly, Landlord shall have no responsibility, obligation or liability to return any portion of Tenant's Contribution to Tenant, irrespective of the overall aggregate cost of the Professional's Choice Tenant Improvements. Landlord and Tenant each hereby approve the Professional's Choice Tenant Improvements. Tenant specifically acknowledges, agrees and understands that the Professional's Choice Tenant Improvements include, among other things, a demising wall physically separating the Professional's Choice Premises from the GTM Premises and the Original Premises, respectively, separate metering of utilities, separate legal access to the Professional's Choice Premises and other legal and business requirements to configure the Professional's Choice Premises as separate space from the Original Premises and the GTM Premises. Concurrently upon the execution of this Third Amendment, Tenant shall pay to Landlord, in cash the sum of $25,000, representing a portion of the Tenant's Contribution (the "First Installment"), and Tenant understands and agrees that Landlord shall not be required to commence construction and installation of the Professional's Choice Tenant

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Improvements unless and until Tenant pays to Landlord the First Installment.
Tenant shall thereafter pay to Landlord the remaining unpaid portion of the Tenant's Contribution (i.e., $75,000) in three equal installments of $25,000 each which shall be due and payable on that date certain which is three calendar weeks following the most recent payment by Tenant to Landlord of the prior installment of the Tenant's Contribution, respectively. Landlord shall undertake to construct and install, in accordance with the terms and provisions of the Professional's Choice Lease, the Professional's Choice Tenant Improvements. Tenant approves Landlord's entry into the Building and the Professional's Choice Premises in order to install and construct the Professional's Choice Tenant Improvements, demolition and/or construction activities necessary to configure the Professional's Choice Premises in accordance with the Professional's Choice Lease and agrees that Landlord may take or refrain from taking any action in good faith related to the responsibilities and undertakings of Landlord set forth in this Third Amendment. Tenant agrees to physically vacate the Professional's Choice Premises immediately in order to allow Landlord to perform its undertakings pursuant to this Section 3 and further agrees to conduct its operations in such a manner that it will not unreasonably interfere with the performance by Landlord of its undertakings set forth in this Section 3.

         4. Agreement to Partially Terminate Lease; Effectiveness. Landlord agrees with Tenant that, (i) upon payment in full by Tenant of Tenant's Contribution in accordance with the provisions of Section 3 of this Third Amendment, (ii) actual occupancy by Professional's Choice of the Professional's Choice Premises on a rent paying basis currently scheduled for April 1, 2004, and (iii) compliance, in full, with all other terms and conditions set forth in this Third Amendment, the Lease shall, with no further action of the parties, be terminated with respect only to the portion of the Lease which pertains to the Professional's Choice Premises. Accordingly, the portion of the Lease pertaining to all of the Original Premises except the GTM Premises and the Professional's Choice Premises shall remain extant and in full force and effect, in accordance with its terms, unless and until Landlord and Tenant shall otherwise agree in writing. Landlord and Tenant shall execute a mutually acceptable written instrument acknowledging partial termination of the Lease in accordance with the provisions set forth above in this Section 4 and agreeing to such amendments and modifications of the Lease as are necessary and appropriate to modify Tenant's proportionate share of shared costs and expenses as provided in the Lease, and other matters, if any, as Landlord and Tenant shall mutually agree.

         5. Amendment; Confirmation; Interpretation. To the extent, but only to the extent, necessary to give effect to the First Amendment and Second Amendment previously entered into between Landlord and Tenant and this Third Amendment, the Lease is deemed amended and modified. Except to the limited extent amended and modified hereby, the Lease is ratified and confirmed in all respects and remains extant and in full force and effect.

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         6. No Agency; Leasing Commissions and Landlord's Attorneys' Fees.
Landlord and Tenant hereby acknowledge and agree that there is no agency relationship between Landlord and Tenant, either created by this Third Amendment or otherwise. Landlord shall not be entitled to any leasing commissions in connection with locating Professional's Choice as a tenant for the Professional's Choice Premises, or otherwise in connection with the Professional's Choice Lease. Subject to the last sentence below of this Section 6 of this Third Amendment, Tenant shall not be responsible or liable for any leasing commissions or Landlord's attorneys' fees and costs related to the Professional's Choice Lease or the Landlord-Tenant transactions reasonably related thereto, including without limitation, negotiation and preparation of this Third Amendment and fees and costs expected to be incurred by Landlord in connection with negotiation and preparation of the instrument partially terminating the Lease referred to in Section 4 of this Third Amendment, it being the intention of Landlord and Tenant that, except for responsibility and liability for any breaches of this Third Amendment, Tenant shall have no responsibility, liability or obligation in excess of the Tenant's Contribution in connection with the Professional's Choice Lease. Notwithstanding anything in the preceding sentence to the contrary, Tenant shall, in addition to Tenant's Contribution, reimburse Landlord for 50 percent of Landlord's attorneys' fees and costs related to the negotiation and preparation of this Third Amendment and fees and costs incurred by Landlord in connection with negotiation and preparation of the instrument partially terminating the Lease referred to in
Section 4 of this Third Amendment, in the event, but only in the event, that the Lease does not become partially terminated with respect to the Additional Premises (as that term is defined in that certain Fourth Amendment to, and Agreement to Partially Terminate, Lease Agreement, which is to be executed by Landlord and Tenant substantially concurrent to the execution of this Third Amendment (the "Fourth Amendment").

         7. Indemnification.

                  7.1 By Tenant. Tenant hereby agrees to indemnify and hold Landlord, and the property and assets of Landlord, harmless, from and against any and all liabilities, damages, losses, costs, expenses, attorneys' fees and claims arising out of, resulting from or related to any breach or default by Tenant in the payment or performance of any of Tenant's agreements, promises, undertakings, obligations, responsibilities and/or liabilities under and by reason of this Third Amendment, including specifically but not by way of limitation, Tenant's failure to vacate the Professional's Choice Premises and/or otherwise to affect adversely Landlord's efforts to perform its responsibilities and obligations respecting construction and installation of the Professional's Choice Tenant Improvements.

                  7.2 By Landlord. Landlord hereby agrees to indemnify and hold Tenant, and the property and assets of Tenant, harmless, from and against any and all liabilities, damages, losses, costs, expenses, attorneys' fees and claims arising out of, resulting from or related to any breach or default by Landlord in the payment or performance of Landlord's agreements, promises, undertakings, obligations, responsibilities and/or liabilities under and by reason of this Third Amendment.

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         8. General Provisions.

                  8.1 Further Assurances. Each party hereto agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to effectuate the provisions of this Third Amendment.

                  8.2 Counterparts; Fax Signatures. This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall have the same force and effect as original signatures.

                  8.3 Severability. If any provisions, or portions thereof, of this Third Amendment or the application thereof are held to be unenforceable or invalid by any court of competent jurisdiction, the remainder of this Third Amendment shall not be affected thereby and to this end only the provisions of this Third Amendment are declared severable.

                  8.4 Successors and Assigns. Subject to the provisions of
Section 8.10 of this Third Amendment, all terms of this Third Amendment shall be binding on and shall inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.


                  8.5 Governing Law; Venue. This Third Amendment shall be governed by, construed and enforced in accordance with the laws of the State of California and is to be performed in San Diego County, California and any action or other proceeding brought to enforce or interpret this Third Amendment shall be brought in San Diego County, California.

                  8.6 Waiver. No waiver of any of the provisions of this Third Amendment shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waive. No failure to enforce any right or provision hereunder shall preclude or affect the later enforcement of such right or provision. No waiver shall be binding unless executed by the party making the waiver.

                  8.7 Time. Time is of the essence with respect to the performance by each party of its rights and obligations hereunder.

                  8.8 Attorneys' Fees. In the event any attorney is employed by either party to this Third Amendment with regard to any legal action, arbitration or other proceeding brought by either party for the enforcement or interpretation of this Third Amendment, or because of any alleged dispute, breach, default, or misrepresentation involving any provisions of this Third Amendment, the party prevailing in any such proceeding shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

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                  8.9 No Joint Venture. The parties hereto are independent of one another and no joint venture, partnership or other collaborative venture is intended or implied by the provisions of this Third Amendment.

                  8.10 Assignment. Neither party may assign this Third Amendment nor any of its respective rights, liabilities and obligations under this Third Amendment without the prior written consent of the other party, which may be given or withheld in such party's sole and unreviewable discretion.

                  8.11 Entire Agreement. This Third Amendment, together with the First Amendment, the Second Amendment and the Lease, constitutes the entire agreement between the parties pertaining to the subject matter contained in this Third Amendment and supersedes all prior and contemporaneous agreements, representations and understandings of the parties with respect thereto. There are no representations, warranties, agreements or understandings, express or implied, written or oral between the parties hereto relating to the subject matter of this Third Amendment which are not fully expressed herein, in the First Amendment, the Second Amendment and/or the Lease.

                  8.12 Amendment. No supplement, amendment, modification, discharge or change of this Third Amendment shall be binding unless executed in writing by all of the parties.

                  8.13 Authority. If a party to this Third Amendment is a corporation or other entity which is not a natural person, each individual executing this Third Amendment on behalf of said corporation or other entity represents and warrants that he is duly authorized to execute and deliver this Third Amendment on behalf of said corporation or other entity in accordance with a duly adopted resolution of the board of directors of such corporation or the governing authority of such other entity or in accordance with the bylaws of such corporation or governing instrument(s) of such other entity, and that this Third Amendment is binding upon such corporation or other entity in accordance with its terms.

           IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first set forth above.

         Landlord:                                         Tenant:
GILLESPIE FIELD PARTNERS, LLC                      SPARKS EXHIBITS, LTD.,
a California limited liability company             a California corporation

By:  ____________________________           By:  ________________________
           [Signature]                                 [Signature]
     ____________________________                ________________________
        [Print Name and Title]                    [Print Name and Title